   As filed with the Securities and Exchange Commission on March 17, 1997
                                                         Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------


                              RF MONOLITHICS, INC.
             (Exact name of registrant as specified in its charter)

                         -----------------------------
       DELAWARE                                       75-1688027
(State of Incorporation)                  (I.R.S. Employer Identification No.)


                                4441 SIGMA ROAD
                              DALLAS, TEXAS 75244
                                 (972) 233-2903
--------------------------------------------------------------------------------
                    (Address of principal executive offices)



                  AMENDED AND RESTATED 1982 STOCK OPTION PLAN
                           (Full title of the plans)

                                SAM L. DENSMORE
                PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                              RF MONOLITHICS, INC.
                                4441 SIGMA ROAD
                              DALLAS, TEXAS 75244
                                 (972) 233-2903
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:

                           MATTHEW B. HEMINGTON, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                          PALO ALTO, CALIFORNIA 94306
                                 (415) 843-5000


                          ----------------------------


                        CALCULATION OF REGISTRATION FEE


=====================================================================================================
                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES     AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
 TO BE REGISTERED        REGISTERED         SHARE (1)             PRICE (1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Stock Options and
 Common Stock (par
 value $.001)                 150,000          $12.875           $1,931,250.00               $585.23
=====================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing sales price of Registrant's Common Stock on March 14, 1997 as reported on the NASDAQ National Market System.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENT ON FORM S-8 NOS. 33-83492 AND 333-1420


     The contents of Registration Statement on Form S-8 No. 33-83492 and 333-1420 filed with the Securities and Exchange Commission on August 30, 1994 and February 14, 1996 are incorporated by reference herein.



                                    EXHIBITS


EXHIBIT
NUMBER
------

5         Opinion of Cooley Godward llp.

23.1      Consent of Deloitte & Touche llp, independent auditors.

23.2 Consent of Cooley Godward llp is contained in Exhibit 5 to this Registration Statement.

24        Power of Attorney is contained on the signature pages.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 14, 1997.


                              RF MONOLITHICS, INC.



                              By: /s/ Sam L. Densmore
                                  ----------------------------------------
                                  Sam L. Densmore
                                  President, Chief Executive
                                    Officer and Director



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam L. Densmore and James P. Farley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                      TITLE                            DATE

/s/ Sam L. Densmore            President, Chief Executive       March 14, 1997
----------------------------    Officer and Director
(Sam L. Densmore)               (Principal Executive Officer)


/s/ James P. Farley            Controller and Secretary         March 14, 1997
----------------------------    (Principal Financial and
(James P. Farley)               Accounting Officer)


/s/ Cornelius C. Bond, Jr.     Director                         March 14, 1997
----------------------------
(Cornelius C. Bond, Jr.)


/s/ Dean C. Campbell           Director                         March 14, 1997
----------------------------
(Dean C. Campbell)


/s/ Francis J. Hughes, Jr.     Director                         March 14, 1997
----------------------------
(Francis J. Hughes, Jr.)